UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2012

SYNTA PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-33277	04-3508648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Hartwell Avenue

Lexington, MA  02421

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (781) 274-8200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

On July 25, 2012, Synta Pharmaceuticals Corp. (the “Company”) entered into Subscription Agreements with the members of its Board of Directors identified below with respect to the registered direct offer and sale by the Company of an aggregate of 3,976,702 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $6.49 per Share.  The purchase price is equal to the consolidated closing bid price on The NASDAQ Global Market on July 25, 2012. The Shares were sold directly to the directors without a placement agent, underwriter, broker or dealer.  The sale of the Shares is expected to settle on or about July 27, 2012.  The net proceeds to the Company are expected to be approximately $25.8 million after deducting estimated offering expenses payable by the Company.

The sale and issuance of the Shares is being made pursuant to a prospectus supplement dated July 25, 2012 and an accompanying prospectus dated August 19, 2011, pursuant to the Company’s existing effective shelf registration statement on Form S-3 (File No. 333-176022), which was filed with the Securities and Exchange Commission (the “Commission”) on August 4, 2011 and declared effective by the Commission on August 19, 2011.

The members of the Company’s Board of Directors purchasing Shares and the number of Shares purchased by each member are set forth below:

•                  Bruce Kovner, one of our directors and our largest stockholder who beneficially owns approximately 26.1% of our outstanding shares of common stock prior to this offering, will purchase 3,081,664 shares of our common stock. Upon completion of this offering, Mr. Kovner will beneficially own approximately 29.4% of our outstanding shares of common stock.

•                  Wyandanch Partners, L.P., which is controlled by Keith R. Gollust, one of our directors who beneficially owns approximately 3.7% of our outstanding shares of common stock prior to this offering, will purchase 770,416 shares of our common stock. Upon completion of this offering, Mr. Gollust will beneficially own approximately 4.7% of our outstanding shares of common stock.

•                  Robert N. Wilson, one of our directors who beneficially owns approximately 1.1% of our outstanding shares of common stock prior to this offering, will purchase 100,000 shares of our common stock. Upon completion of this offering, Mr. Wilson will beneficially own approximately 1.2% of our outstanding shares of common stock.

•                  Donald W. Kufe, one of our directors who beneficially owns less than 1% of our outstanding shares of common stock prior to this offering, will purchase 4,622 shares of our common stock. Upon completion of this offering, Dr. Kufe will continue to beneficially own less than 1% of our outstanding shares of common stock.

•                  Safi R. Bahcall, Ph.D., our President and Chief Executive Office and one of our directors who beneficially owns approximately 5.0% of our outstanding shares of common stock prior to this offering, will purchase 20,000 shares of our common stock. Upon completion of this offering, Dr. Bahcall will beneficially own approximately 4.7% of our outstanding shares of common stock.

A copy of the opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.  A copy of the form of Subscription Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the sale and issuance of the Shares by the Company and the documentation related thereto does not purport to be complete and is qualified in its entirety by reference to such Exhibits.

ITEM 8.01 Other Events.

In connection with the sale and issuance of the Shares described in Item 1.01 of this Current Report on Form 8-K, the Company included an updated business overview in the prospectus supplement dated July 25, 2012.

A copy of the updated business overview is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On July 26, 2012, the Company issued a press release announcing the sale and issuance of the Shares.  A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Subscription Agreement, dated July 25, 2012, by and between Synta Pharmaceuticals Corp. and each of the Purchasers.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Business Overview included in Prospectus Supplement dated July 25, 2012.

99.2	Press Release, dated July 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNTA PHARMACEUTICALS CORP.

Dated: July 26, 2012	/s/ Keith S. Ehrlich
Keith S. Ehrlich
Vice President, Finance and Administration
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Subscription Agreement, dated July 25, 2012, by and between Synta Pharmaceuticals Corp. and each of the Purchasers.

23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in the opinion filed as Exhibit 5.1).

99.1	Business Overview included in Prospectus Supplement dated July 25, 2012.

99.2	Press Release, dated July 26, 2012.